                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY


                                               STATE OR OTHER JURISDICTION OF
             NAME OF SUBSIDIARY                INCORPORATION OR ORGANIZATION
             ------------------                ------------------------------
PictureTel Securities Corporation............  Massachusetts
PictureTel International Corporation.........  Delaware
PictureTel UK Limited........................  United Kingdom
PictureTel Japan, Inc........................  Japan
PictureTel GmbH..............................  Germany
PictureTel Switzerland Limited...............  Switzerland
PictureTel FSC Limited.......................  United States Virgin Islands
PictureTel Scandinavia AB....................  Sweden
PictureTel Australia Pty Limited.............  Australia
PictureTel Technology Corporation............  Delaware

     All the subsidiaries are wholly owned by the Company and may do business under their own name as well as PictureTel Corporation.

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